Yichien Yeh, CPA

21738 51st AVENUE • OAKLAND GARDENS, NY 11364 • TEL (646) 243-0425 • FAX (646) 389-0987

October 22, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 1, 2021 of CAT9 Group Inc. and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

Yichien Yeh, CPA

Yichien Yeh, CPA